Exhibit 10.1

PLATFORM SPECIALTY PRODUCTS CORPORATION
EMPLOYEE SAVINGS AND 401(K) PLAN

AMENDMENT
Relating to
Certain Former OMG Employees

WHEREAS, Platform Specialty Products Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), sponsors the Platform Specialty Products Corporation Employee Savings and 401(k) Plan (the “Plan”), which was adopted effective generally as of January 1, 2014; and
WHEREAS, Article XI of the Plan reserves to the Company the right to amend the Plan; and
WHEREAS, the Company acquired, directly or indirectly through an affiliate, certain assets of OM Group, Inc. (together with its affiliates, “OMG”) in 2015 and now desires to amend the Plan to clarify the terms on which individuals employed by OMG as at September 30, 2015 and by the Company (including, for this purpose, its affiliates) as at October 1, 2015 will be eligible to participate in the Plan and the terms of such participation.
NOW, THEREFORE, the Plan is amended effective generally as of September 30, 2015, as follows:
1.Section 2.21 is hereby amended by inserting immediately after subsection 2.21(i), the following new subsection:
“(ii)     An Employee who was an OMG Employee, provided that, for this purpose, the term “OMG Employee” means an individual employed by OM Group, Inc. (or an affiliate) (collectively, “OMG”) as of the September 30, 2015 who performed all or substantially all of his or her employment services for the United States operations of OMG acquired, directly or indirectly, by the Company in 2015 and who became employed by the Company or an Affiliated Company as of October 1, 2015 (or, for such individuals on leave of absence on such date, upon the commencement of their employment with the Company or an Affiliated Company immediately following such leave of absence).”
2.Section 2.28(h) is hereby amended by inserting immediately after subsection 2.28(h)(1) the following new subsection:

“(2)
With respect to Participants who are OMG Employees, Hours of Service shall be determined in accordance with this Section, provided however that, for solely purposes of eligibility to make Elective Contributions under Section 3.1(a), eligibility to receive Matching Contributions under Section 3.1(b), and determining Credited Service for purposes of Sections 6.4 and 8.2, the term Company shall include OMG for periods of service prior to October 1, 2015. Without limiting the foregoing, an OMG Employee’s Hours of Service for purposes of Section 4.1 and 4.2 shall be determined without regard to periods of service with OMG prior to October 1, 2015.”

3.Section 3.1 is hereby amended by inserting immediately after subsection (c) the following new subsection (d):

“(d)    Notwithstanding the foregoing, in the case of a Transferred Employee, if such Transferred Employee is an OMG Employee, then such Transferred Employee may not become a Participant prior to October 1, 2015.”

IN WITNESS WHEREOF, the Company has caused this instrument to be executed on its behalf by its duly authorized officers as of this 31st day of October 2015.
Platform Specialty Products Corporation

By: /s/ John L. Cordani
Secretary